As filed with the Securities and Exchange Commission on August 9, 2002

Registration No. 333-92471

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

DIGITAL ANGEL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1233960
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul MN	55075
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED
DIGITAL ANGEL CORPORATION
TRANSITION STOCK OPTION PLAN

(Full Title of the Plan)

Randolph K. Geissler
President
490 Villaume Avenue
South St. Paul, MN 55075
(Name and Address of Agent for Service)

(651) 455-1621
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed	Proposed
Securities To	To Be	Maximum Offering	Maximum Aggregate	Amount of
Be Registered	Registered	Price Per Share	Offering Price	Registration Fee

Common Stock, $0.005 par value	6,000,000	$2.48 (1)	$14,880,000	$1369

(1)	Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to all shares is based on $2.48 per share, the average high and low sales price on August 8, 2002 of the Registrant’s Common Stock as reported on the American Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The contents of the Registrant’s Form S-8 Registration Statement, Commission file number 333-92471, filed on April 12, 2002 are incorporated by reference into this Registration Statement.

Item 8.   Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Digital Angel Corporation Transition Stock Option Plan
5.1	Opinion of Baker & Hostetler LLP as to legality of the common stock and interests in the Plan being registered
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)
24.1	Powers of Attorney (included at page II-5)*

*	previously filed

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South St. Paul, State of Minnesota, on this 9th day of August, 2002.

DIGITAL ANGEL CORPORATION

By:	/s/ Randolph K. Geissler Randolph K. Geissler President

II-2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Digital Angel Corporation Transition Stock Option Plan
5.1	Opinion of Baker & Hostetler LLP as to legality of the common stock and interests in the Plan being registered
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)
24.1	Powers of Attorney (included at page II-5)*

*	previously filed